P17000059140

Florida Department of State

Division of Corporations

Electronic Filing Cover Sheet

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To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : CAPITOL SERVICES, INC.
Account Number : I20160000017
Phone : (800)345-4647
Fax Number : (800)432-3622

Corr

R. WHITE
DEC 28 2017

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RECEIVED 17 DEC 27 PM 4:46

17 DEC 27 AM 10:55 FILED

COR AMND/RESTATE/CORRECT OR O/D RESIGN

VICAPSYS LIFE SCIENCES, INC.

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FILED
17 DEC 27 AM 10: 55
SECRETARY OF STATE
TALLAHASSEE FLORIDA

ARTICLES OF CORRECTION

For

Vicapsys Life Sciences, Inc.
Name of Corporation as currently filed with the Florida Dept. of State

P97000059142
Document Number (if known)

Pursuant to the provisions of Section 607.0124 or 617.0124, Florida Statutes, this corporation files these Articles of Correction within 30 days of the file date of the document being corrected.

These articles of correction correct Articles of Amendment to Amended and Restated Articles of Incorporation
(Document Type Being Corrected)

filed with the Department of State on December 19, 2017
(File Date of Document)

Specify the inaccuracy, incorrect statement, or defect:

The references to "$2.50" and "$1.25" set forth in Exhibit A to the Articles of Amendment to the Amended and Restated Articles of Incorporation of Vicapsys Life Sciences, Inc. are inaccurate.

The references to "$1.25" set forth in Exhibit B to the Articles of Amendment to the Amended and Restated Articles of Incorporation of Vicapsys Life Sciences, Inc. are inaccurate.

Correct the inaccuracy, incorrect statement, or defect:

The references to "$2.50" and "$1.25" set forth in Exhibit A to the Articles of Amendment to the Amended and Restated Articles of Incorporation of Vicapsys Life Sciences, Inc. are hereby replaced with references to "$1.6667" and "$0.8333", respectively. The references to "$1.25" set forth in Exhibit B to the Articles of Amendment to the Amended and Restated Articles of Incorporation of Vicapsys Life Sciences, Inc. are hereby replaced with references to "$0.8333".

(Signature of a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of the receiver, trustee, or other court appointed fiduciary, by that fiduciary.)

Steve Gorlin
(Typed or printed name of person signing)

Chief Executive Officer
(Title of person signing)

Filing Fee: $35.00